UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2014

IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1
(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2014, Ivanhoe Energy Inc. (the “Company”) issued a press release announcing the appointment of Greg Phaneuf to the role of Senior Vice President, Finance and Chief Financial Officer, effective June 1, 2014.  Prior to Mr. Phaneuf’s nearly four years at the Company in the role of Senior Vice President, Corporate Strategy and Business Development, he was Vice President, Corporate Development for The Churchill Corporation where he led all acquisition and associated fundraising activities. Previous to that, Mr. Phaneuf was Vice President, Finance and Chief Financial Officer of a private energy resource and development company which today has production in excess of 20,000 barrels of oil equivalent per day and Treasurer for Western Oil Sands, where he actively participated in that company's financings, M&A activities and risk management functions. Western ultimately sold to a third party for an enterprise value in excess of $7 billion.  Mr. Phaneuf, age 45, holds a Bachelor of Commerce Degree from the University of Saskatchewan and is a member of the Canadian and Alberta Institute of Chartered Accountants and a Chartered Financial Analyst charter holder.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with Mr. Phaneuf’s appointment, the Company and Mr. Phaneuf have agreed to enter into an employment agreement (the “Employment Agreement”).  Under the Employment Agreement, Mr. Phaneuf will receive Cdn.$350,000 per year (the “Base Salary”), effective June 1, 2014, and will be eligible to receive payments for meeting certain performance incentives related to projects of the Company.  Mr. Phaneuf will remain eligible for discretionary annual awards for incentive compensation under his existing employment agreement with the Company.  Mr. Phaneuf will also, subject to the approval of the Board of Directors of the Company, receive an initial grant of incentive stock options exercisable to purchase up to 200,000 common shares of the Company pursuant to the Company’s Employees’ and Directors’ Equity Inventive Plan (the “Plan”) at a price per common share determined in accordance with the terms of the Plan.

The Company is not aware of any relationships or related transactions between Mr. Phaneuf and the Company and its respective affiliates required to be disclosed pursuant to the Securities and Exchange Act of 1934, as amended.

ITEM 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated May 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 22, 2014

IVANHOE ENERGY INC.
By:	/s/ Mary Vincelli
	Name:	Mary Vincelli
	Title:	Corporate Secretary